Exhibit 24(b)(8.115)

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

AMONG

ING LIFE INSURANCE AND ANNUITY COMPANY, LORD ABBETT SERIES FUND, INC.

AND

LORD ABBETT DISTRIBUTOR LLC

     This First Amendment to Fund Participation Agreement (“Amendment”) is dated this 30th of April, 2009, effective as of the 1st day of May, 2005, among ING Life Insurance and Annuity Company (f/k/a Aetna Life Insurance and Annuity Company) (“ING Life”), the Lord Abbett Series Fund, Inc. (the “Fund”), and Lord Abbett Distributor LLC (the “Distributor”) (collectively, the “Parties”).

     WHEREAS, the Parties entered into a Fund Participation Agreement effective as of July 20, 2001 (the “Participation Agreement”) and desire to further amend said Participation Agreement in the manner hereinafter set forth;

NOW THEREFORE, the Parties hereby amend the Agreements as follows:

1.	ING USA Annuity and Life Insurance Company (“ING USA”) is added as a Party to the Participation Agreement;
2.	ReliaStar Life Insurance Company (“RLIC”) is added as a Party to the Participation Agreement;
3.	ReliaStar Life Insurance Company of New York (“RLIC of NY”) is added as a Party to the Participation Agreement;
4.	Schedule A to the Participation Agreement is hereby deleted and replaced with Schedule A, attached hereto.

     Except as provided herein, the terms and conditions contained in the Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ING Life Insurance and Annuity Company		Lord Abbett Series Fund, Inc.
By:	/s/ Lisa S. Gilarde	By:	/s/ Lawrence H. Kaplan
Name:	Lisa Gilarde	Name:	Lawrence H. Kaplan
Title:	Vice President	Title:	Vice President and Secretary
Lord Abbett Distributor LLC		ING USA Annuity and Life Insurance Company
By: Lord, Abbett & Co. LLC, its Managing
Member
By:	/s/ Lawrence H. Kaplan	By:	/s/ Mary Bea Wilkinson
Name:	Lawrence H. Kaplan	Name:	Mary Bea Wilkinson
Title:	Member	Title:	Vice President
ReliaStar Life Insurance Company		ReliaStar Life Insurance Company of New York
By:	/s/ Robert Garrey	By:	/s/ Mary Bea Wilkinson
Name:	Robert Garrey	Name:	Mary Bea Wilkinson
Title:	Vice President	Title:	Vice President

SCHEDULE A

All Separate Accounts of ING USA Annuity and Life Insurance Company All Separate Accounts of ReliaStar Life Insurance Company All Separate Accounts of ReliaStar Life Insurance Company of New York